                       [LETTERHEAD OF COOPERS & LYBRAND]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                            ------------------------

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement of Cohen & Steers Equity Income Fund, Inc. on Form N-1A (File Nos. 33-30919 and 811-8287) of our report dated February 3, 1998, on our audit of the financial statements and financial highlights of Cohen & Steers Equity Income Fund, Inc. as of December 31, 1997, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We consent to the reference to our firm under the caption 'Financial Highlights' in the prospectus and the captions 'Accountants' and 'Financial Statements' in the Statement of Additional Information.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
February 25, 1998